EXHIBIT 10.2

Agreement

This Agreement (“Agreement”) is made effective as of September 24, 2009 (“Effective Date”) between Cyberonics, Inc., a Delaware corporation (the “Company”) and [NAME] (“Director”), a member of the Company’s Board of Directors (“Board”).

For a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1.           Non-Competition Covenant.  The Director shall not engage in, or otherwise directly or indirectly be employed by or act as a consultant or lender to, or be a director, officer, employee, principal, agent,  member, owner, or partner of, or permit his name to be used in connection with the activities of any other business, organization, or entity which engages, directly or indirectly, with any Competitive Business during the two-year period commencing on the Effective Date; provided, that it shall not be a violation of this Section for the Director to become the registered or beneficial owner of up to one percent (1%) of any class of the capital stock of a corporation registered under the Securities Exchange Act of 1934, as amended.  For purposes of this Section, the term “Competitive Business” means any business enterprise (whether a corporation, partnership, sole proprietorship or other business entity) that competes in any material way with the products of the Company marketed and sold or under substantial development by the Company during the Director’s term of service on the Board.

2.           Non-Solicitation Covenant.  The Director shall not, directly or indirectly, for his benefit or for the benefit of any other person, firm, entity, or business solicit, recruit, advise, attempt to influence or otherwise induce or persuade, directly or indirectly (including encouraging another person to influence, induce, or persuade), any person employed by the Company to leave the employ of the Company during the two-year period commencing on the Effective Date.  Nothing herein shall prohibit the Director from general advertising for personnel not specifically targeting any employee of the Company.

3.           Confidential Information Covenant.  During the Director’s term of service on the Board, the Company provided the Director with trade secrets and confidential information, knowledge, and data related to the business of the Company or to the business of other entities with which the Company has a confidential relationship (including trade secrets, being collectively referred to as “Confidential Information”).  The Director shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information obtained by the Director during the Director’s term of service on the Board and which shall not have been or hereafter become public knowledge (other than by acts by the Director in violation of this Agreement).  The Director agrees to return all Confidential Information, including all photocopies, extracts, and summaries thereof, and any such information stored electronically on tapes, computer disks, or in any other manner to the Company at any time upon request by the Company.  The Director shall not, without the prior written consent of the Company, or as may otherwise by required by law, or as is necessary in connection with any adversarial proceeding against the Company (in which case the Director shall use his reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such Confidential Information to anyone other than the Company and those designated by the Company or on behalf of the Company.

4.           Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles.

5.           Counterparts.  This Agreement my be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

In witness whereof, the parties have executed this Agreement to be effective on the Effective Date.

CYBERONICS, INC.	DIRECTOR

By:/s/ Daniel J. Moore	/s/
Daniel J. Moore, President & CEO